EXHIBIT A

FUNDS                                                         EFFECTIVE DATE
First Trust Consumer Discretionary AlphaDEX(R) Fund           April 26, 2007
First Trust Consumer Staples AlphaDEX(R) Fund                 April 26, 2007
First Trust Energy AlphaDEX(R) Fund                           April 26, 2007
First Trust Financials AlphaDEX(R) Fund                       April 26, 2007
First Trust Health Care AlphaDEX(R) Fund                      April 26, 2007
First Trust Industrials AlphaDEX(R) Fund                      April 26, 2007
First Trust Materials AlphaDEX(R) Fund                        April 26, 2007
First Trust Technology AlphaDEX(R) Fund                       April 26, 2007
First Trust Utilities AlphaDEX(R) Fund                        April 26, 2007
First Trust Large Cap Core AlphaDEX(R) Fund                   April 26, 2007
First Trust Mid Cap Core AlphaDEX(R) Fund                     April 26, 2007
First Trust Small Cap Core AlphaDEX(R) Fund                   April 26, 2007
First Trust Large Cap Value AlphaDEX(R) Fund                  April 26, 2007
First Trust Large Cap Growth AlphaDEX(R)Fund                  April 26, 2007
First Trust Multi Cap Value AlphaDEX(R)Fund                   April 26, 2007
First Trust Multi Cap Growth AlphaDEX(R) Fund                 April 26, 2007
First Trust Mid Cap Growth AlphaDEX Fund                      April __, 2011
First Trust Mid Cap Value AlphaDEX Fund                       April __, 2011
First Trust Small Cap Growth AlphaDEX Fund                    April __, 2011
First Trust Small Cap Value AlphaDEX Fund                     April __, 2011